TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this "Agreement"), dated and effective as of December 31, 2009 (the "Effective Date"), is between WS Technologies LLC, an Oregon limited liability company ("Licensor") and Aequitas Holdings, LLC, an Oregon limited liability company ("Licensee").  Each of Licensor and Licensee are referred to herein as a "Party" and are collectively, the "Parties."

1.           Definitions.  As used in this Agreement:

1.1.       "Affiliate" means as to either Party, any corporation or other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that Party. The term "control" means the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  The term "Affiliate" includes entities that become Affiliates after the date of this Agreement.

1.2.       "Licensed Mark" means Licensor's registered service mark CarePayment®.

1.3.       "Territory" means the United States of America.

2.           License Grant.

2.1.       License.  Subject to Section 2.2, Licensor hereby grants to Licensee a perpetual, nontransferable, nonexclusive, royalty-free, limited license to use the Licensed Mark in the Territory on or in connection with promoting and conducting Licensee's business in the ordinary course, as it is conducted as of the Effective Date, including as part of Licensee's corporate name.

2.2.       No Right to Assign.  The grant set out in Section 2.1 and the consideration for the grant does not confer on Licensee any right to grant licenses or sublicenses to use the Licensed Mark to any party other than Licensee's Affiliates or Licensee's business partners ("Business Partners") involved in the marketing and sale of Licensee's products or joint products of Licensee and those Business Partners.  Licensee's rights and obligations under the license granted in Section 2.1 will not be assigned, delegated, sublicensed, or otherwise transferred in any way in whole or in part, except to Licensee's Affiliates and Business Partners; provided, however, if Licensee transfers or sublicenses the license to any of its Affiliates, the Affiliate must agree to be bound by this Agreement, and Licensee will remain liable for all actions of the transferee or sublicensee under this Agreement.

2.3.       No Limit on Licensor.  Nothing contained herein will in any way limit the right of Licensor to use, or further license the right to use, the Licensed Mark on or for products or services which are offered by or for Licensor and which are promoted, distributed, marketed, advertised or sold in the Territory or elsewhere in the world.

3.           Usage; Ownership.

3.1.       Display.  In using the Licensed Mark, Licensee will display the Licensed Mark in the manner approved by Licensor in its reasonable discretion, including size, style of print and color. Licensee will use trademark notice symbols with the Licensed Mark as directed by Licensor.

Trademark License Agreement
WS Technologies LLC and Aequitas Holdings, LLC

3.2.       Ownership.  Licensee hereby acknowledges that, as between Licensee and Licensor, the Licensed Mark and the goodwill attaching thereto are the exclusive property of Licensor, and that no rights, title or interest therein, except the license set forth in Section 2.1, are transferred to Licensee by this Agreement and that all prior and future uses by Licensee of the Licensed Mark will inure to the sole benefit of Licensor.

3.3.       Quality.  All services offered and provided by Licensee in connection with the Licensed Mark will be of professional quality in accordance with the prevailing standards in Licensee's industry, and will be at least consistent with Licensee's quality standards in existence as of the Effective Date.  Upon Licensor's reasonable request, Licensee will provide Licensor with examples of marketing and business materials featuring the Licensed Mark, and Licensee will comply with Licensor's reasonable requests to revise the same.  Licensor will be the sole judge of whether or not Licensee has met or is meeting the standards of quality and trademark usage requirements established under this Agreement.

3.4.       Restrictions.  Licensee will not:  (a) use the Licensed Mark on or in relation to any goods or services other than as described herein, without the prior consent of Licensor (such consent not to be unreasonably withheld or delayed); (b) make any representation or do any act which may be taken to indicate that it has any right, title or interest in or to the ownership of the Licensed Mark, other than under the terms of this Agreement; or (c) do, cause, or authorize to be done anything which would materially impair, damage or be detrimental to the reputation or goodwill associated with Licensor or the Licensed Mark, or which would adversely affect the value or validity of the Licensed Mark, or which would jeopardize or invalidate any registration or application for registration of the Licensed Mark; or (d) register or cause to be registered the Licensed Mark, or any other marks which are owned by Licensor, in any country, state, or any other jurisdiction throughout the world.

4.           Protection of the Licensed Mark.

4.1.       Notice.  Licensee will give Licensor prompt written notice of any and all infringements, possible infringements, adverse uses, acts of unfair competition or uses by other entities of marks which are confusingly similar to the Licensed Mark of which Licensee has or acquires knowledge, together with all evidence in Licensee's possession, custody or control or which is available to it of such infringements, possible infringements, adverse uses, acts of unfair competition or instances of uses by other entities of marks which are confusingly similar to the Licensed Mark.

4.2.       Right to Take Action.  Licensor, at its own expense and in its absolute discretion, may commence, prosecute and/or settle any trademark, unfair competition or related action or proceeding or assert any claim of infringement, unfair competition or any other action relating to the Licensed Mark and will retain any award or settlement obtained as a result thereof except to the extent that the award or settlement is based on damages suffered by Licensee. Except upon the prior written request and authorization of Licensor, Licensee will not take any action to prevent infringements, imitations or illegal uses of the Licensed Mark.  In the event that Licensor determines that some action or assistance relating to the Licensed Mark is appropriate, Licensee will render to Licensor all assistance, fully and without reservation, as is reasonably requested in connection with any matter relating to protection or enforcement of the Licensed Mark.

Trademark License Agreement
WS Technologies LLC and Aequitas Holdings, LLC

5.           Audit Rights.  Not more than once each year, Licensor will have the right to have an independent auditor perform an audit to verify that Licensee is using the Licensed Mark in compliance with this Agreement.  That audit will be performed during normal business hours upon not less than 30 days' prior notice to Licensee.  That audit will be conducted at Licensor's sole cost and expense and will be subject to reasonable security and access restrictions.  Licensee will be permitted to have Licensee personnel present during the audit.

6.           Limitation of Damages; Limitation of Liability.

6.1.       Limitations.  NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND, HOWEVER CAUSED, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE LICENSED MARK, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES.  THESE LIMITATIONS WILL APPLY REGARDLESS OF THE LEGAL THEORY OF LIABILITY, WHETHER UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER THEORY WHATSOEVER.

6.2.       Exceptions.  The limitations in Section 6.1 will not apply to any claim (a) arising out of bodily injury (including death); (b) for fraud, gross negligence or willful misconduct; or (c) described in the Indemnification Section of this Agreement.

7.           Indemnification.

7.1.       Definitions.  "Loss" or "Losses" means (a) all reasonable attorney fees paid or payable by an Indemnitee (as defined in Section 7.2 below) in defense of any claim subject to indemnification under this Section 7, whether prior to, at trial or any other proceeding and in any appeal or other post judgment proceeding; and (b) all sums paid or payable to any other person, including all direct losses and damages (including property damage and all incidental, consequential, punitive and exemplary damages), injuries (including personal injury, sickness and death), interest, costs, fines, taxes, premiums, assessments, penalties, expenses, attorney fees (whether incurred prior to, at trial or any other proceeding and in any appeal or other post judgment proceedings) and other liabilities of any kind or nature.

7.2.       Indemnification Obligations.  Licensee will indemnify, defend, and hold harmless Licensor, its Affiliates, and their respective officers, directors, shareholders, employees and agents (jointly and severally, the "Indemnitees") from and against all Losses asserted directly or indirectly by any other person for any actual or alleged:  (a) infringement of any trademark, patent, copyright, right of privacy, publicity, name or likeness, or any other intellectual property right of that other person, or misappropriation or unauthorized use or disclosure of any trade secret of another person, by Licensor or Licensor's products or services; (b) negligent act or omission by Licensor; (c) breach of any representation, warranty or covenant in this Agreement or elsewhere by Licensor; (d) intentional misconduct by Licensor; and (e) violation of any applicable law by Licensor; in each case, whether arising from or in connection with a demand, action, regulatory action, lawsuit, proceeding (including proceedings under the US Bankruptcy Code), judgment, settlement, appeal or other post judgment proceeding and whether asserted in contract, tort, strict liability or otherwise.

Trademark License Agreement
WS Technologies LLC and Aequitas Holdings, LLC

8.           Term and Termination.

8.1.       Term.  The term of this Agreement will commence upon the Effective Date and unless terminated in accordance with this Section 8, will be perpetual in nature.

8.2.       Termination.

(a)           By Licensee.  Licensee may terminate this Agreement for any reason with 90 days prior written notice to Licensor.

(b)           By Either Party.  Either Party may terminate this Agreement, effective immediately:  (A) upon the other Party's failure to remedy any default under this Agreement within 30 days after receipt of written notice from the non-defaulting Party specifying the default or, if the remedy requires more than 30 days, the failure of the defaulting party to promptly initiate steps to remedy such default and thereafter to diligently continue and complete all reasonable and necessary steps sufficient to remedy such default; or (B) if the other Party (i) becomes insolvent; (ii) files a voluntary petition in bankruptcy; (iii) makes an assignment for the benefit of creditors or otherwise enter into any scheme or composition with its creditors; (iv) is adjudicated a bankrupt; (v) suffers a receiver to be appointed for the operation of its business; or (vi) makes a liquidation of substantially all of its assets.

8.3.       Effect of Termination.

(a)           Cessation of Use.  In the event of termination by Licensee pursuant to Section 8.2(b), Licensee's rights to use the Licensed Mark under Section 2.1 will cease 90 days after the effective date of such termination.  In the event of termination by Licensee pursuant to Section 8.2(a), or by Licensor pursuant to Section 8.2(b), Licensee's rights to use the Licensed Mark under Section 2.1 will cease immediately on the effective date of such termination.

(b)           Survival.  Sections 1, 3.2, 6, 7, 8.3, 9, and each other provision of this Agreement that by its nature extends beyond the expiration or earlier termination of this Agreement, will survive and continue in full force and effect after this Agreement expires or is earlier terminated.

9.           General.

9.1.       Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement.  The Parties may amend this Agreement only by a written instrument stating an intention to modify and signed by both Parties.

9.2.       Waiver.  Failure by either Party at any time to require performance or to claim a breach of any term or condition of this Agreement will not be construed as a waiver of that term or condition affecting the right to require performance or to claim a breach.

9.3.       Assignment.  Without limiting the effect of Section 2.2, Licensee may assign, sell or otherwise transfer its license and this Agreement to an Affiliate, provided that such Affiliate agrees, in writing, to be bound by the terms and conditions of this Agreement.

Trademark License Agreement
WS Technologies LLC and Aequitas Holdings, LLC

9.4.       Severability.  If any provision in this Agreement may be held to be invalid or unenforceable, the meaning of that provision will be construed so as to render it enforceable to the extent feasible.  If no feasible interpretation would save that provision, it will be severed from this Agreement and the remainder will remain in full force and effect.  However, in the event that provision is considered an essential element of this Agreement, the Parties will promptly negotiate alternative, reasonably equivalent and enforceable terms.

9.5.       Governing Law; Venue.  This Agreement will be interpreted under, and any disputes arising out of this Agreement will be governed by, the laws of the State of Oregon, without reference to its conflicts of law principles.  The United Nations Convention on Contracts for the International Sale of Goods will not apply to the interpretation or enforcement of this Agreement.  The Parties irrevocably consent to the jurisdiction of the state and federal courts located in the State of Oregon, USA, in connection with all actions arising out of or in connection with this Agreement, and waives any objections that venue is an inconvenient forum.

9.6.       Interpretation.  Section headings are inserted for convenience only and will not be used in any way to construe the terms of this Agreement.  The words "includes" and "including" are not limited in any way and mean "includes or including without limitation."  The word "person" includes individuals, corporations, partnerships, limited liability companies, co-operatives, associations and other natural and legal persons.  The word "will" is a synonym for the word "shall."

9.7.       Notices.  Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Licensor:	WS Technologies LLC
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Licensee:	Aequitas Holdings, LLC
Attn: Legal Department
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier.  Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

9.8.       Counterparts and Delivery.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

[Signatures on following page]

Trademark License Agreement
WS Technologies LLC and Aequitas Holdings, LLC

LICENSOR:		LICENSEE:

WS Technologies LLC		Aequitas Holdings, LLC
By microHelix, Inc., its Manager		By Aequitas Management, LLC, its Manager

By:	/s/ Brian A. Oliver	By:	/s/ Robert J. Jesenik
	Brian A. Oliver, Secretary		Robert J. Jesenik, President

Signature Page to Trademark License Agreement